Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 5, 2005, relating to the consolidated financial statements of ScanSoft, Inc (the “Company”) as of and for the nine months ended September 30, 2004, appearing in the Company’s Annual Report on Form 10-K/T for the transition period ended September 30, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Boston, Massachusetts
September 16, 2005